UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2012 (September 13, 2012)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12387 (Commission File Number)	76-0515284 (IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS		60045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On September 13, 2012, Tenneco Inc. announced its intention to close its emission control plant in Vittaryd, Sweden in response to weak market conditions throughout the European region. Tenneco expects to complete the closure in the third quarter of 2013. The plant closure is subject to consultation with employee works councils. Tenneco expects to take restructuring and related charges in the range of $10 million to $14 million over the next four quarters. These charges include non-cash asset impairments, the cost of relocating tooling, equipment and production to other facilities, severance and retention payments to employees, and other costs related to the closure. The company expects to record non-cash charges of $4 million in the third quarter of 2012 related to this announcement, with the remainder of the charges expected to be recorded over the next three quarters. Tenneco anticipates annual savings of $4 million beginning in late 2013 once this action is complete.

A copy of the company’s press release, dated September 13, 2012, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release issued September 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: September 14, 2012	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel
and Corporate Secretary